                                                                   EXHIBIT 10.4


                           LEASE INFORMATION SUMMARY


1.       Landlord:                                  The Lincoln National Life
                                                    Insurance Company, Inc.

2.       Landlord's Address:                        P.O. Box 1110
                                                    Ft. Wayne, IN 46801

3.       Landlord's Representative:                 Gibbons-White, Inc.

4.       Tenant:                                    Coral Systems, Inc., a Colorado corporation

5.       Tenant's Address:                          1727 Contestoga Street
                                                    Boulder, CO 80301

6.       Tenant's Representative:                   Eric Johnson

7.       Building and Other                         Building 2, Suite E, 1500
         Improvements:                              Kansas, Longmont, CO

8.       Leased Premises:                           4,800 square feet (See Exhibit A attached)

9.       Base Rent:                                 (Annual) $22,740.00
                                                    (Monthly) $1,895.00

10.      Base Rent Adjustments:                     See Article #8

11.      Security Deposit:                          $2,400.00

12.      Term (Estimated
         Length):                                   Three (3) years

13.      Scheduled Term                             June 1, 1992
         Commencement Date:

14.      Term Expiration Date:                      May 31, 1995

15.      Tenant's Plan
         Delivery Date:                             N/A

16.      Permitted Use:                             Research, development and general administration of
                                                    computer software
17.      Tenant's Proportionate
         Share:                                     N/A

18.      Addendum:                                  General Addendum

19.      Exhibits:


Exhibit A - Site Plan
Exhibit B - Building & Initial Improvements of Leased
Premises
Exhibit C - Building Rules and Regulations



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
                                LEASE AGREEMENT

                                  1500 KANSAS
                               LONGMONT, COLORADO

1.       PARTIES

         This Lease, dated this 19th day of May, 1992, is entered into between The Lincoln National Life Insurance Company, Inc., as Landlord ("Landlord"), whose address is P.O. Box 1110, Ft. Wayne, Indiana 46801, and Coral Systems, Inc., a Colorado corporation, as Tenant ("Tenant"), whose address is 1727 Contestoga, Boulder, Colorado 80301.

2.       PREMISES

         Landlord leases to Tenant and Tenant leases from Landlord those certain premises as shown on the floor plan attached hereto as Exhibit B (the "Premises") consisting of approximately 4,800 square feet of space located at 1500 Kansas Avenue in Longmont, Colorado (the "Project") as described on Exhibit A attached hereto and incorporated herein by this reference. Tenant shall also have the right to nonexclusive revocable use of all common areas in the Project designated by Landlord for use by tenants of the Project, in accordance with and subject to the provisions of this Lease, and such use shall be further subject at all times to such reasonable, uniform, and nondiscriminatory rules and regulations as may from time to time be established by Landlord.

3.       USE

         (a) Permitted Use. Tenant shall use the Premises for light industrial uses, including computer software research, development, sales and offices for administration and shall not use or permit the Premises to be used for any other purpose.

         (b) Exterior Storage. Tenant shall not place any trash, litter or other objects in any location outside of the Premises, including the Common Areas, and trash and litter shall not be placed in any location other than in designated trash receptacles.

         (c) Auctions. Tenant shall not conduct any sale by auction from the Premises whether voluntary, involuntary, pursuant to any assignment for the benefit of creditors, or pursuant to any bankruptcy or other insolvency proceedings.

         (d) Uses Prohibited. Tenant shall not do anything which will increase the existing rate of any insurance upon the Project, or cause a cancellation of such insurance. Landlord's current insurance policy contemplates the light industrial nature of the property. Tenant shall not do anything which will interfere with other tenants at the Project. Tenant shall not use the Premises for any improper, immoral, unlawful or objectionable purpose. Tenant shall not permit any nuisance about the Premises or the Project. Tenant shall not commit any waste upon the Premises or the Project.

         (e) Compliance with Law. Tenant shall comply with all laws, statutes, ordinances, and governmental rules, regulations or requirements now in force, or which may hereafter be in force, and with the requirements of any board of fire underwriters or other similar bodies now or hereafter constituted related to the Premises. Further, the judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance, rule, regulation, or requirement, shall be conclusive of the fact as between Landlord and Tenant.





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
         4. ENVIRONMENTAL MATTERS.

         (a) Environmental Compliance. Tenant and its agents and employees shall use the Premises and conduct any operations thereon in compliance with all applicable federal, state and local environmental statutes, regulations, ordinances and any permits, approvals or judicial or administrative orders issued thereunder.

         (b)     Environmental Hazards. Tenant covenants that:

                 (i) No hazardous substances shall be generated, treated, stored or disposed of, or otherwise deposited in or located on the Premises or the Project, including without limitation, the surface and subsurface waters of the Premises, except such use as in compliance with applicable regulations and laws;

                 (ii) No activity shall be undertaken on the Premises or the Project which would cause:

                          a.      the Project or the Premises to become a
hazardous waste treatment, storage or disposal facility within the meaning of, or otherwise cause the Premises to be in violation of the Resource Conservation and Recovery act of 1976 ("RCRA"), 42 U.S.C. Section 6901 et seq., or any similar state law or local ordinance;

                          b.      a release or threatened release from any
source on the Project or the Premises of Hazardous Substances from the Premises within the meaning of, or otherwise cause the Premises to be in violation of, the Comprehensive Environmental Response Compensation and Liability Act, as amended ("CERCLA"), 42 U.S.C. Section 9601 et seq., or any similar law or local ordinance or any other environmental law; or

                          c.      the discharge of pollutants or effluents into
any water source or system, or the discharge into the air of any emissions, which would require a permit under the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. Section 1251 et seq., or the Clean Air Act ("CAA"), 42 U.S.C. Section 7401 et seq., or any similar state law or local ordinance;

                 (iii) There shall be no substances or conditions in or on the Project or the Premises which may support a claim or cause of action under RCRA, CERCLA, any other federal, state or local environmental statutes, regulations, ordinances or other environmental regulatory requirements or under any common law claim relating to environmental matters, or could result in recovery by any governmental or private party or remedial or removal costs, natural resources damages, property damages, damages in personal injuries or other costs, expenses or damages, or could result in injunctive relief arising from any alleged injury or threat of injury to health, safety or the environment; and

                 (iv) there shall be no storage tanks or release or threatened releases from such tanks located on the Premises.

         For purposes of this Lease, "Hazardous Substances" shall mean any and all hazardous or toxic substances, hazardous constituents, contaminants, wastes, pollutants or petroleum (including without limitation crude oil or any fraction thereof), including without limitation hazardous or toxic substances, pollutants and/or contaminants as such terms are defined in CERCLA or RCRA; asbestos or material containing asbestos; and PCBs, PCB articles, PCB containers PCB N277.

5.       CONSTRUCTION AND ACCEPTANCE OF PREMISES.

         (a) Construction of the Premises. Tenant shall proceed to complete the Premises in accordance with the work (and certain provisions relating to the construction thereof) shown on Exhibit B





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
hereto ("Tenant's Work"). Tenant warrants that it shall utilize the services of a licensed, insured, bondable general contractor and that its work shall abide by the provisions of Article 10 of the Lease. The Premises shall be deemed to be "Ready for Occupancy" when Tenant's contractor provides a temporary certificate of occupancy, except for minor or insubstantial construction, mechanical adjustment or decoration, the noncompletion of which will not materially interfere with Tenant's normal use of the Premises. Landlord shall have no obligation for the completion of the Premises. Upon completion of Tenant's work and upon Tenant providing to Landlord all necessary lien waivers, Landlord shall pay to Tenant an amount of $6,000.00 as reimbursement for Tenant's permanent improvements to the Leased Premises.

         (b) Acceptance of Premises. After Tenant occupies the Premises, Tenant shall be deemed to have fully accepted the Premises, except as to mutually agreed "punch list" items with respect to the Premises. Neither Landlord nor Landlord's agents have made any representations, warranties or promises with respect to the physical condition of the Project, the land upon which it is erected, or the Premises, or any matter or thing affecting or related to the Premises except as herein expressly set forth.

         (c) Commencement Date. The "Commencement Date" of this Lease shall be the later of Substantial Completion of the Premises or the Scheduled Commencement Date, but in no event later than July 1, 1992. Promptly following the Commencement Date, Landlord and Tenant shall execute an agreement acknowledging that Tenant has accepted possession, and reciting the exact Commencement Date and termination date of the Lease. Should the actual Commencement Date be later than the Scheduled Commencement Date, the Termination Date shall be extended by the same period as the Commencement Date extended past the Scheduled Commencement Date. The failure by either party, or both parties, to execute such an agreement shall not affect the rights or obligations of either party hereunder. Such agreement, when so executed and delivered, shall be deemed to be a part of this Lease. "Substantial Completion" shall mean that date after which Tenant has completed Tenant's work at the Premises and a temporary Certificate of Occupancy allowing Tenant to occupy the Premises has been issued by the appropriate governmental authority. Substantial Completion shall be deemed to have occurred notwithstanding a requirement to complete "punch list" or similar corrective work and notwithstanding that Tenant Work may not be completed or operable.

6.       TERM.

         This Lease shall have a term of three (3) years ("Primary Lease
Term"), commencing on the Commencement Date. The "Scheduled Commencement Date" is June 1, 1992, and the Termination Date of this Lease is anticipated to be May 31, 1995, although no guaranty is given by Landlord with respect thereto.
If the Commencement Date is not the first day of the month, Rent for the month in which the Commencement Date occurs shall be prorated based on the number of days during such month that the term is in effect. The first full monthly installment of Base Rent shall be due on the first day of the next month and after the expiration of the number of years of the Primary Lease Term, the term shall be extended on the last day of the same month in which the Commencement Date of the Primary Lease Term occurred, it being the intent of the parties that the Primary Lease Term expire on the last day of a month. If, after the expiration or earlier termination of this Lease as provided herein, Tenant shall remain in possession of the Premises without an express written agreement with Landlord as to such holding, then such holding over, at Landlords sole discretion may be deemed and taken to be a renewal and extension of this Lease for a month-to-month tenancy subject to and on the same terms and conditions as provided in this Lease on the part of the Tenant to be observed and performed except that the Base Rent shall be equal to one and one half times the annual Base Rent for the year prior to the time the Lease expired or otherwise terminated. Throughout such period of holding over, Tenant shall also pay Additional Rent as provided in the Lease.

7.       SECURITY DEPOSIT.

         Tenant has deposited with Landlord the sum of $2,400.00. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms of this Lease. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may apply any part of this security deposit to the payment of any sum in default, accrued interest, late payment fees, or for the payment of, or to compensate Landlord for, any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the security deposit is so applied, Tenant shall immediately deposit cash with Landlord to restore the security deposit to its original amount. Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on the security deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within sixty (60) days following expiration of the Lease term and surrender of the Premises by Tenant. In the event the Project is sold, Landlord may transfer the security deposit to the purchaser and Landlord shall be relieved of any further liability to Tenant regarding the security deposit.

8.       RENT.

         Tenant shall pay to Landlord, without offset, deduction, notice, or demand, rent, which term shall include Base Rent ("Rent") for the Premises as follows:

         (a) Base Rent. Tenant shall pay to Landlord as base rent during the Primary Lease Term ("Base Rent") the following monthly payments payable in monthly installments as follows, in advance, on or before the first day of each and every calendar month during the term hereof, except the first month's Base Rent shall be paid upon the execution of this Lease by Tenant. Rent shall be paid to Landlord in lawful money of the United States of America at the address of Landlord set forth in Section 1 hereof, or such place as Landlord may from time to time designate in writing.

         Months 1-12:     One Thousand Eight Hundred Ninety-five and no/100
                          Dollars ($1,895.00) per month
         Months 13-24:    Two Thousand Four Hundred and no/100 Dollars
                          ($2,400.00) per month
         Months 25-36:    Two Thousand Six Hundred and no/100 Dollars
                          ($2,600.00) per month

         (b) Late Charge. Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent, Additional Rent, or other sums due hereunder will cause Landlord to incur costs of which will be difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by terms of any mortgage or trust deed encumbering the Project. Accordingly, if any installment of Base Rent, Additional Rent, or any other sum due from Tenant shall not be received by Landlord within seven (7) days of the date such amount is due, Tenant shall pay to Landlord on demand a late charge of five percent (5%) of such overdue amount, plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay such amount. Any Rent or sums due from Tenant which


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
are more than one (1) month delinquent shall bear interest at the rate of eighteen percent (18%) per annum ("Interest Rate") from the due date. Tenant shall pay on demand Twenty-five Dollars ($25.00) for any check returned for insufficient funds. All such charges shall be deemed Additional Rent hereunder.

9.       SERVICES.

         (a) Separately Metered Services. The Premises shall be separately metered for gas and electric utility services. Tenant shall be responsible for contracting directly in its own name with the appropriate utility supplier for all gas and electric service to the Premises. Tenant shall be responsible for payment of all fees and costs for such gas and electric service to the Premises, directly to the applicable utility supplier, prior to delinquency.

         (b) Service Interruption. Landlord shall not be liable for failure or interruption of utility services systems or services so long as Landlord uses reasonable diligence to provide or restore such services. Landlord may discontinue services due to accident, repairs, strikes, acts of God, or any other event beyond the reasonable control of Landlord. In such event, Landlord shall not be liable for such failure or discontinuance, nor shall such failure or discontinuance be construed as a constructive eviction of Tenant or cause an abatement of Rent. Landlord's obligation to furnish systems for the delivery of electricity and gas is further conditioned upon the availability of adequate sources from the utility company servicing the Project. Landlord may take reasonable measures to reduce or modify heating, cooling or lighting in the Project, without liability, to comply with any public energy-saving program.

         (c) Payment by Tenant. Tenant shall pay, prior to delinquency and directly to the applicable supplier, for all services and utilities supplied to the Premises and separately metered, together with any taxes thereon. If any services are not separately metered to Tenant, Tenant shall pay Tenant's Pro Rata Share of all charges jointly metered with other space in the Project. Tenant shall arrange and pay for its own telephone service.

10.      TENANT REPAIRS AND ALTERATIONS.

         (a) Repairs. Tenant shall, at Tenant's sole cost and expense, keep the Premises and every part thereof, excluding all structural elements, roofing and HVAC, including but not limited to interior surfaces of ceilings, walls and floors; doors, windows, plate glass; and all plumbing pipes and apparatus, electrical fixtures, furnishings and equipment, in good condition and repair, with exception to plumbing, pipes and electrical systems damaged not as a result of Tenant's misuse or lack of maintenance, Tenant shall, upon the expiration or earlier termination of this Lease, surrender the Premises to Landlord in good condition, broom clean, ordinary wear and tear excepted.
Tenant shall not be obligated to make repairs necessitated by fire or other casualty unless caused in whole or in part by the act, omission or negligence of Tenant, its agents, employees and invitees. Notwithstanding the foregoing all damage or injury to the Premises or to any other part of the Project caused by carelessness, omission, neglect, or improper conduct of Tenant, its employees, agents, subtenants, assignees or invitees shall be repaired promptly by Tenant at its sole cost and expense, to the satisfaction of Landlord reasonably exercised. Tenant shall remove all of Tenant's signage from the Premises at the termination of the Lease.

         (b) Alterations. Tenant shall not make any alterations, additions or improvements to the Premises, or change any plumbing or wiring, without the prior written consent of Landlord. Plans and specifications for such work shall be submitted to and approved in writing by Landlord prior to commencement of any such work. No fixtures that are permanently attached shall be removed from the Premises. Landlord shall have the right to approve Tenant's contractors as well as the general manner and method in which such work is to be performed. Prior to commencement of any work, Tenant shall provide Landlord with insurance certificates evidencing that all contractors and subcontractors have workmen's compensation insurance, and builder's risk insurance in amounts and with coverages satisfactory to Landlord. Any such improvements, including wall covering, paneling and built-in cabinet work, but excepting movable furniture and trade fixtures, shall at once become a part of the realty and belong to Landlord and shall be surrendered with the Premises. Upon the expiration of the term hereof, Tenant shall, upon written demand by Landlord, at Tenant's sole cost and expense, remove any alterations, additions or improvements made by Tenant, not approved by Landlord, designated by Landlord to be removed; and Tenant shall, at its sole cost and expense, repair any damage to the Premises caused by such removal. At least twenty (20) days prior to the commencement of any work on the Premises, Tenant shall notify Landlord of the names and addresses of the persons supplying labor and materials so that Landlord may give notice that it shall not be subject for any lien for Tenant's work, in accordance with Colorado's mechanics' lien statutes. Landlord shall have the right to keep posted on the Premises notice to such persons in accordance with such statute.

         (c) Mechanics' Liens. Tenant shall pay or cause to be paid all costs for work done by or on behalf of Tenant or caused to be done by or on behalf of Tenant on the Premises of a character which will or may result in liens against Landlord's interest in the Premises or the Project, or any part thereof and Tenant will keep the same free and clear of all mechanics' liens and other liens on account of work done for or on behalf of Tenant or persons claiming under Tenant. Tenant hereby agrees to indemnify, defend and save Landlord harmless of and from all liability, loss, damages, costs or expenses, including attorneys' fees, incurred in connection with any claims of any nature whatsoever for work performed for, or materials or supplies furnished to Tenant, including lien claims of laborers, materialmen or others. Should any such liens be filed or recorded against the Premises or the Project with respect to work done for or materials supplied to or on behalf of Tenant or should any action affecting the title thereto be commenced, Tenant shall cause such liens to be released of record within thirty (30) days after notice thereof. If Tenant desires to contest any such claim of lien, Tenant shall nonetheless cause such lien to be released of record by the posting of adequate security with a court of competent jurisdiction as may be provided by Colorado's mechanics' lien statutes. If Tenant shall be delinquent in paying any charge for which such a mechanics' lien or suit to foreclose such a lien has been recorded or filed and shall not have caused the lien to be released as aforesaid, Landlord may (but without being required to do so) pay such lien or claim and costs associated therewith, and the amount so paid, together with interest thereon at the Interest Rate and reasonable attorneys' fees incurred in connection therewith, shall be immediately due from Tenant to Landlord as Additional Rent.

11.      INDEMNITY.

         Tenant shall indemnify and hold harmless Landlord against and from any and all claims arising from Tenant's use of the Premises, the content of its business or any claim arising from any breach or default on Tenant's part under the terms of this Lease, or from any act, omission, or negligence of Tenant, or any officer, agent, employee, guest or invitee of Tenant, and from all costs, attorneys' fees, and liabilities incurred in or about the defense of any such claim or any action or proceeding brought thereon, except from any act, omission or negligence by Landlord or its agents. Tenant assumes all risk of damage to property or injury to persons in, upon or about the Premises, from any cause other than Landlord's negligence. Tenant waives all claims with


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
respect thereof against Landlord. Tenant shall give prompt notice to Landlord in case of casualty or accidents in the Premises.

12.      INSURANCE.

         Tenant shall procure and maintain at its own cost at all times during the term of this Lease and any extensions hereof, fire, hazard and extended coverage insurance on Tenant's property and the contents of the Premises in an amount not less than full replacement value, plate glass insurance, comprehensive general liability insurance, including coverage for bodily injury, property damage, personal injury (employee and contractual liability, exclusions deleted), products and completed operations, contractual liability, owner's protective liability, and broad form property damage with the following limits of liability: One Million Dollars ($1,000,000.00) each occurrence combined single limit for bodily injury, property damage and personal injury; One Million Dollars ($1,000,000.00) aggregate for bodily injury and property damage for products and completed operations. All such insurance shall be procured from a responsible insurance company authorized to do business in Colorado and rated no lower by Best than AA, and shall be otherwise satisfactory to Landlord. All such policies shall name Landlord and Landlord's managing agent as an additional insured, and shall provide that the same may not be canceled or altered except upon thirty (30) days prior written notice to Landlord. All insurance maintained by Tenant shall be primary to any insurance provided by Landlord. If Tenant obtains any general liability insurance policy on a claims-made basis, Tenant shall provide continuous liability coverage for claims arising during the entire term of this Lease, regardless of when such claims are made, either by obtaining an endorsement providing for an unlimited extended reporting period in the event such policy is canceled or not renewed for any reason whatsoever or by obtaining new coverage with a retroactive date the same as or earlier than the expiration date of the canceled or expired policy. Tenant shall provide certificate(s) of such insurance to Landlord upon commencement of the Lease term and at least thirty (30) days prior to any annual renewal date thereof and upon request from time to time and such certificate(s) shall disclose that such insurance names Landlord and Landlord's managing agent as an additional insured, in addition to the other requirements set forth herein. The limits of such insurance shall not, under any circumstances, limit the liability of Tenant hereunder.

13.      SUBROGATION.

         As long as their respective insurers so permit, Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss or damage to property insured by fire, extended coverage, or any other property insurance policies existing for the benefit of the respective parties. The foregoing waiver shall be in force only if both parties' insurance policies contain a clause providing that such a waiver shall not invalidate the insurance and such a policy can be obtained without additional premiums.

14.      LANDLORD REPAIRS.

         Landlord shall maintain all portions of the Project not the obligation of Tenant or any other tenant in good order, condition and repair. There shall be no abatement of Rent and no liability of Landlord by reason of any injury to, or interference with, Tenant's business arising from the making of any repairs, alterations or improvements so long as Landlord makes every reasonable effort not to interfere with Tenant's business. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance in effect.


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
15.      COMMON AREAS AND PARKING.

         All Common Areas shall be at all times under Landlord's exclusive control. Landlord reserves the right to change the entrances, exits, traffic lanes and the boundaries and locations of parking areas, as long as Tenant's business is not materially disrupted. Landlord shall keep parking and common areas in clean and orderly condition. Tenant shall furnish to Landlord, upon request, a complete list of license numbers of all automobiles operated by Tenant and its employees. The term "Common Areas" means all the areas of the Project and other areas described in Exhibit "A" which are not intended for renting and, instead, designed for the common use and benefit of the Landlord and all of the tenants, their employees, agents, customers, and invitees. The Common Areas include, but, are not limited to, parking lots, landscaped and vacant areas, driveways, walks, and curbs, and facilities appurtenant to each, as such areas may exist from time to time. Landlord expressly reserves the right to add additional Common Areas to the Project from time to time.

16.      LIMITED LIABILITY.

         Landlord shall not be liable for any loss or damage resulting from:
(a) fire, explosion, falling plaster, steam, gas, electricity, water or rain;
(b) the pipes, appliances or plumbing systems in the Project; (c) the roof, street, subsurface; (d) any variation or interruption of utility services; (e) theft or other criminal acts of third parties; or (f) any other cause whatsoever, unless due to the negligence of Landlord.

17.      ASSIGNMENT AND SUBLETTING.

         (a) Tenant shall not assign this Lease or sublet all or any part of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord's consent to any requested assignment or subletting shall be subject to the following conditions:

                 (i) Such consent and resulting subletting or assignment shall not relieve Tenant of its primary obligations hereunder, including the obligation for payment of all Rent due hereunder;

                 (ii) Landlord, at its option and from time to time, may collect the rent from the subtenant or assignee, and apply the net amount collected to the rent herein reserved, but no such collection shall be deemed an acceptance by Landlord of the subtenant or assignee as the tenant hereof, or a release of Tenant from further performance of covenants on the part of Tenant herein contained;

                 (iii) Any such subtenant or assignee shall be a company or other entity of good repute, engaged in a business or profession compatible with and in keeping with the standards of the Project and financially capable of performing its obligations with respect to the Premises;

         (b) In the event of any assignment of this Lease or subletting of all or any part of the Premises by Tenant, Landlord in addition to any rights contained herein, shall have the following options at its discretion:

                 (i) To collect and receive the excess of rent due to Tenant from such sublessee or assignee over the Rent charged to and due from Tenant hereunder;

                 (ii) To re-enter and take possession of the Premises or the part thereof subject to such Transfer, and to enforce all


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
rights of Tenant, and receive and collect all rents and other payments due to Tenant, in accordance with such sublet or assignment of the Premises, or any part thereof, as if Landlord was the sublettor or assignor, and to do whatever Tenant is permitted to do pursuant to the terms of such sublease or assignment.

         (c) All subleases or assignments shall be in writing and a copy thereof provided to Landlord within ten (10) days prior to its effective date. All subleases shall further contain an express provision that in the event of any default by Tenant under this lease and upon notice thereof to the subtenant from Landlord, all rentals payable by the subtenant shall be paid directly to Landlord, for the Tenant's account, until subsequent notice from Landlord that such default has been cured. Notwithstanding the foregoing, receipt by Landlord of rent directly from the subtenant shall not be considered a waiver of the default on the part of Tenant, nor an acceptance of such subtenant.

         (d) If Tenant is a corporation, then any type of transfer or assignment, whether by merger, consolidation, liquidation, or otherwise, or any change in the ownership or power to vote a majority of Tenant's outstanding voting stock, shall constitute an assignment. If Tenant is a partnership, then any change in the identity of the partners having an aggregate interest in the partnership exceeding fifty percent (50%) shall constitute an assignment. Any attempted assignment or subletting without Landlord's prior written consent shall be wholly void and shall constitute a breach of this Lease. Acceptance of Rent by Landlord from anyone other than Tenant shall not be construed as a release of Tenant from any obligation or liability under this Lease. The consent of Landlord to an assignment or underletting shall not be construed to relieve Tenant from obtaining the written consent of Landlord to any further assignment or underletting.

18.      DAMAGE BY CASUALTY.

         (a) Subject to Sections 18(b), (c), (d) and (e), in the event the Premises are damaged by fire or other casualty, Landlord shall repair such damage. This Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement of Base Rent based upon the extent to which the Premises are not usable. If the damage is due to the fault or neglect of Tenant or its employees, agents, invitees, assignees or subtenants, there shall be no abatement of Rent.

         (b) If the Premises are totally damaged, or if the Project is so damaged that Landlord shall decide, with reasonable discretion, to demolish it, then Landlord may elect to terminate the Lease by written notice to Tenant given within sixty (60) days following such fire or other casualty.

         (c) In case of any damage mentioned in this Section 18, Tenant may cancel this Lease by written notice to Landlord if Landlord has not substantially completed the making of the required repairs within six (6) months from the date of damage, which period shall be extended by the number of days lost in the event of labor strikes, acts of God, or any other similar causes beyond the control of Landlord; provided, however, that such notice be given to Landlord within thirty (30) days prior to the expiration of said eight
(8) month period and prior to substantial completion of the required repairs.

         (d) Landlord shall not be required to make any repairs or replacements of any leasehold improvements or fixtures, installed by or the personal property of Tenant. Landlord's obligation to make any repairs or replacement to or of the Project or the Premises shall be limited by the insurance proceeds received and Landlord shall not be required to make such repairs or replacement the total cost of which exceeds the actual insurance proceeds received, provided Landlord has in place insurance sufficient to rebuild the Premises in a manner substantially similar to that which currently exists.

19.      EMINENT DOMAIN AND CONDEMNATION.

         (a) Total Condemnation. If the whole or substantially all of the Premises shall be taken by condemnation or eminent domain, then the term hereof shall cease as of the day of the vesting of title or as of the day possession shall be so taken, whichever is earlier.

         (b) Partial Condemnation. If only a portion of the Premises or the Project is taken by condemnation or eminent domain, Landlord shall be entitled to terminate this Lease, effective on the day of vesting of title or the day possession is taken, whichever is earlier, upon giving written notice to Tenant within ninety (90) days from the taking. If Landlord does not elect to so terminate this Lease, Landlord shall restore the Premises to the extent practicable, and Rent shall be abated to the extent there is any diminution in the usable area of the Premises.

         (c) Damages. In the event of any taking, Landlord shall be entitled to any and all awards and/or settlements which may be given, and Tenant shall have no claim for the value of any unexpired term of this Lease. Tenant shall have the right to claim from the condemning authority a separate award for damage to Tenant's business.

20.      ENTRY BY LANDLORD.

         Landlord reserves the right, upon reasonable notice except in the event of an emergency, to enter the Premises to inspect the same, to submit and show the Premises to prospective purchasers, lenders or tenants, to post notices of non-responsibility, to post notices of Tenant's failure to comply with this Lease, or to repair the Premises, without abatement of Rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required; provided that the entrance to the Premises shall not be unreasonably blocked and the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages to Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, without any liability to Tenant except for failure to exercise due care for Tenant's property. Any entry to the Premises by Landlord permitted under this Lease shall not be construed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises.

21.      DEFAULT BY TENANT.

         (a) Event of Default Defined. The following events (herein referred to as an "Event of Default") shall constitute a default by Tenant hereunder:

                 (i) Tenant shall default in the due and punctual payment of the Base Rent, or any Additional Rent payable hereunder, and such default shall continue for five (5) days after receipt of written notice from Landlord; or

                 (ii) Tenant shall neglect or fail to perform or observe any of the covenants herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within ten (10) days after the Landlord shall have given to Tenant written notice specifying such neglect or failure (or within such additional period, if any, as may be reasonably required to cure such default if it is of such nature that it cannot be cured within said ten (10) day period, provided Tenant has commenced activities to remedy the default and such activities continue uninterrupted); or

                 (iii) This Lease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant, or shall be taken upon or subject to any attachment at the instance of any creditor of or claimant against Tenant, and said attachment shall not be discharged or disposed of within fifteen (15) days after the levy thereof; or

                 (iv) Tenant vacates or abandons the Premises or permits the same to remain vacant or unoccupied for a period of ten (10) continuous business days, then, in any such event, after written notice has been received by Tenant from Landlord, Tenant will have ten (10) days to remedy such default, otherwise Landlord shall have the right at its election, or at any time thereafter, and while such event of default shall continue, to pursue its remedies as set forth in Section 21(b)(i, ii, & iii).

         (b) Remedies. In the event of any such default or breach by Tenant, Landlord may at any time thereafter, in its sole discretion, with or without notice or demand and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such default or breach, elect to pursue one or more of the following remedies:

                 (i) In the event of any such default or breach by Tenant, Landlord may at any time thereafter, in its sole discretion, re-enter and take possession of the Premises or any part thereof and repossess the same as Landlords' former estate without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions. Should Landlord elect to reenter the Premises as provided in this subparagraph (i) or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, re-let the Premises or any part hereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its reasonable discretion, may determine, and Landlord may collect and receive the rents therefor. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such re-entry and/or reletting, to exercise its right to terminate this Lease by giving Tenant such written notice, in which event, this Lease will terminate as specified in said notice.

                 (ii) In the event that Landlord does not elect to terminate this Lease as permitted in subparagraph (1) hereof, but on the contrary, elects to take possession as provided in subparagraph (1), Tenant shall pay to Landlord: (1) the Rent (including Base Rent) and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (b) the net proceeds, if any, of any reletting of the Premises after deducting all Landlord's expenses in connection with such reletting, including without limitation all repossession costs, brokerage commission,s legal expenses, attorneys' fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting.

                 (iii) In the event this Lease is terminated, Landlord shall be entitled to recover forthwith against Tenant as damages for loss of the bargain and not as a penalty, an aggregate sum which, at the time of such termination of this Lease, represents the excess, if any, of the aggregate of the rent and all other sums payable by Tenant hereunder that would have accrued for the balance of the term over the aggregate rental value of the Premises (such rental value to be computed on the basis a lessee paying not only a rent to Landlord for the use and occupation of the Premises, but also such other charges as are required to be paid by Tenant under the terms of this Lease) for the balance of such term, both discounted to present worth at the rate of eight percent (8%) per annum. Alternatively, at Landlord's option, Tenant shall remain liable to Landlord for damages in an amount equal to the Rent (including Base Rent) and other sums arising under the Lease from the balance of the term had the Lease not been terminated, less the net proceeds, if any, from any subsequent reletting, after deducting all expenses associated therewith and as enumerated above. Landlord shall be entitled to receipt of such amounts from Tenant monthly on the days on which such sums would have otherwise been payable.

22.      LANDLORDS LIEN

         Tenant hereby grants to Landlord a security interest in the personal property of Tenant now or hereafter located on the Premises as security for the performance of Tenant's obligations under this Lease. Tenant covenants and agrees, upon request by Landlord from time to time to execute and deliver such financing statements as may be necessary to perfect the security interest hereby granted. In the event of a default by Tenant, Landlord may foreclose the security interest hereby granted in any manner permitted by law. Such security interest shall be subordinate to any lenders or fixed asset leasing companies.

23.      SUBORDINATION AND ATTORNMENT.

         This Lease is subordinate to any mortgage or deed of trust now or hereafter placed in the Project and to any renewal, modification, consolidation, replacement or extension of such mortgage or deed of trust and the addition of any other mortgage or deed of trust granted after the date of execution of this Lease. This clause shall be self-operative, and no further instrument of subordination shall be required. Within five (5) days after written request by Landlord, Tenant shall execute any documents which may be desirable to conform the subordination of this Lease. Landlord is hereby irrevocably appointed agent and attorney-in-fact of Tenant to execute all such subordination instruments in the event Tenant fails to execute said instruments within fifteen (15) days after notice from Landlord demanding the execution thereof. At the request of Tenant, Landlord shall request a non-disturbance agreement from the lender, although Landlord makes no representation or guaranty that such non-disturbance agreement can be obtained. Tenant agrees that in the event of a sale, transfer, or assignment of the Landlord's interest in the Project or any part thereof, including the Premises, to attorn to and to recognize such sale, transfer or assignment and such purchaser, transferee, assignee or mortgagee as Landlord under the Lease. Upon such an attornment by Tenant, the successor in interest of the Landlord under this Lease shall be subject to Tenant's rights under this Lease and Tenant's rights hereunder shall continue undisturbed while Tenant is not in default hereunder. Each party agrees to execute a separate agreement confirming the provisions of this paragraph upon written request but the failure to do so shall not affect the provisions of this paragraph. In the event of any sale or transfer of the Project by Landlord, Landlord shall be relieved of all liability hereunder provided Landlord is not then in default hereunder.

24.      SIGNS AND ADVERTISING.

         Signs. Tenant shall not install or display any sign, picture, advertisements, notice, lettering or direction on any part of the Project outside of the Premises or otherwise visible to the public (whether inside or outside of the Premises) without the written consent of Landlord. Landlord shall prescribe a uniform identification sign for Tenant to be placed outside of the Premises by Landlord.

25.      BROKERS.

         Tenant represents and warrants that it has dealt only with Gibbons-White, Inc. and The Prudential LTM, Realtors (collectively, the "Broker") in the negotiation of this Lease. Landlord shall make payment of the commission according to the terms of a separate agreement with the Broker. Tenant hereby agrees to indemnify and hold the Landlord harmless of and from any and all loss, costs, damages or expenses (including, without limitation, all attorney's fees and disbursements) by reason of any claim of or liability to any other broker or person claiming through Tenant and arising out of or in connection with the negotiation, execution and delivery of this Lease. Additionally, Tenant acknowledges and agrees that Landlord shall have no obligation for payment of any brokerage fee or similar compensation to any person with whom Tenant has dealt or may in the future deal with respect to leasing of any additional or expansion space in the Project or renewals or extensions of this Lease unless provided by Landlord's separate written agreement. In the event any claim shall be made against Landlord by any other broker who shall claim to have negotiated this Lease on behalf of Tenant or to have introduced Tenant to the Project or to Landlord, Tenant hereby indemnifies Landlord, and Tenant shall be liable for the payment of all reasonable attorneys' fees, costs and expenses incurred by Landlord in defending against the same, and in the event such broker shall be successful in any such action, Tenant shall, upon demand, make payment to such broker.

26.      NOTICE.

         All notices shall be in writing, delivered personally or mailed, postage prepaid, certified or registered mail, return receipt requested, addressed as set forth below, or to such other place as either party may designate by notice:

To Landlord at:           The Lincoln National Life Insurance Company, Inc.,
                          P.O. Box 1110
                          Ft. Wayne, IN 46001
                          ATTN:   Director of Asset Management Retail and Industrial

With Copies to:           Gibbons-White, Inc.
                          4730 Walnut Street, Suite 206
                          Boulder, CO 80301
                          (or other such management agent as may be appointed and notification of such having been given to Tenant)

to Tenant at:             1500 Kansas Avenue
                          Longmont, CO 80501

and to:


27. ESTOPPEL STATEMENT.

         Tenant shall within five (5) days of request, execute, acknowledge and deliver to Landlord a statement in writing: (a) certifying that this lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this lease as so modified is in full force and effect); and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults, if any are claimed; (c) setting forth the date of commencement and expiration of the term hereof; and (d) such other matters requested by Landlord. Any such statement may be relied upon by Landlord and any prospective purchaser or encumbrancer of the Project. In the event that such statement is not so delivered by Tenant as required herein, Landlord shall have the right to deliver such statement on behalf of Tenant, and Tenant designates the Landlord as its Attorney-In-Fact in providing such statement.

28. RULES AND REGULATIONS.

         Tenant shall comply with such reasonable rules and regulations concerning the Project and for the general benefit of both Landlord and the tenants in the Project that Landlord may establish from time to time.

29. GENERAL PROVISIONS.

         (a) The waiver by Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach. The acceptance of Rent shall not be deemed to be a waiver of any default by Tenant.

         (b) The headings to the sections of this Lease shall have no effect upon the construction or interpretation of any part hereof.

         (c)     Time is of the essence.

         (d) The covenants and conditions herein contained bind the heirs, successors, executors, administrators, and assigns of the parties hereto.

         (e) Neither Landlord nor Tenant shall record this Lease, but Tenant shall execute, at the request of Landlord, a short form memorandum hereof which may be recorded at the election of Landlord.

         (f) Upon Tenant paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease.

         (g) If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with the bylaws and resolutions of said corporation, and that this Lease is binding upon said corporation. If Tenant is a partnership, each individual executing this Lease on behalf of such partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the partnership, and that this Lease is binding on the partnership.

         (h) No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

         (i) This Lease shall be governed by the laws of the State of Colorado.

         (j) In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover court costs and attorneys' fees. In addition, should it be necessary for Landlord to employ legal counsel to enforce any of the provisions herein contained, Tenant agrees to pay all attorneys' fees and court costs reasonably incurred by Landlord.

         (k) This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

         (l) This Lease and the obligations of the Tenant hereunder shall not be affected or impaired because the Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the Landlord.

         (m) Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way effect, impair, or invalidate any other provision hereof and such other provision shall remain in full force and effect.

         (n) Tenant shall provide its most recent financial statement to Landlord within fifteen (15) days of request.

         (o) The submission or delivery of this document for examination and review does not constitute an option, an offer to lease space in the Project or an agreement to lease. This document shall have no binding effect on the parties unless and until executed by both Landlord and Tenant.

         (p) Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord, in the exercise of its reasonable business judgment, determines to best promote the interest of the Project, provided all Tenants in the Project maintain a professional presence. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or number of tenants shall, during the term of this Lease, occupy any space in the Project. This Lease is and shall be considered to be the only agreement between the parties hereto and their representatives and agents. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties and all reliance with respect to representations is solely upon the representations and agreements contained in this document.

30.      SUBSTITUTION RIGHT.

         Notwithstanding anything to the contrary contained in this lease, Landlord shall have the right to elect to provide to Tenant substitute premises within the Project or to terminate this lease, upon providing to Tenant not less than sixty (60) days prior written notice, if Landlord elects to undertake a major renovation of the building in which the Leased Premises are a part or to consummate a lease with a full building user.

         In the event Landlord were to provide substitute premises (substantially the same size and nature and under the same rates, terms and conditions), the Landlord shall pay all reasonable costs incurred by Tenant's relocation.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

                                   Landlord:
                                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                                   By: Lincoln National Investment Management
                                       Company, Attorney-in-Fact

                                   /s/  JOSEPH T. PUSATERI
                                   ------------------------------------
                                   By:  Joseph T. Pusateri
                                   Its: Vice President

                                   TENANT:

                                   CORAL SYSTEMS, INC., A COLORADO
                                   CORPORATION

                                   /s/  ERIC ALAN JOHNSON
                                   -------------------------------------
                                   By:  Eric Alan Johnson
                                        Its President

STATE OF INDIANA          )
                          )       ss.
COUNTY OF WHITLEY         )

         The foregoing instrument was acknowledged before me this 19 day of May, 1992, by Joseph Pusateri, as Vice President of The Lincoln National Investment Management Company, Inc.

         Witness my hand and official seal.

         My commission expires:
                                        ------------------------------

                                        /s/  CAROL A. SCHULTZ
                                        ------------------------------
[SEAL]                                  Notary Public

                                          CAROL A. SCHULTZ, Notary Public
                                        Resident of Whitley County, Indiana
                                      My Commission Expires September 27, 1992


STATE OF COLORADO         )
                          )       ss.
COUNTY OF BOULDER         )

         The foregoing instrument was acknowledged before me this 18th day of May, 1992, by Eric Alan Johnson, as President of Coral Systems, Inc., a Colorado corporation.

         Witness my hand and official seal.

         My commission expires:         3/19/94
                                        ------------------------------

                                        /s/  JANELLE CHAPMAN
                                        ------------------------------
[SEAL]                                  Notary Public

                                GENERAL ADDENDUM

         The provisions of this General Addendum are incorporated in and made a part of the Lease between The Lincoln National Life Insurance Company, Inc., as Landlord, and Coral Systems, Inc., as Tenant, dated the 19th day of May, 1992.

ADDENDUM ITEM NO. 1: RENTAL ABATEMENT

         Provided Tenant faithfully performs all terms and conditions of this Lease during the term hereof, Tenant's obligation to pay base rent under this Lease shall be abated for months two and three of the Lease term.

         The base rent payable by Tenant shall be as follows for the months of the Lease term indicated:

         $1,895.00 per month for the first 12 months of the Lease term (months 1 through 12), provided, however, that this amount shall be abated during these months, subject to the terms of this Addendum Article; then $2,400.00 per month for the next 12 months (months 13 through 24); then $2,600.00 per month for the next 12 months (months 25 through 36).

         If Tenant at any time breaches any term or covenant required to be performed by Tenant under this Lease, creating an event of default by Tenant as defined within the Lease, Landlord may, in addition to all other rights or remedies it may have, rescind the abatement and receive all the base rent which Landlord would have otherwise received from Tenant had there been no period of abatement.

ADDENDUM ITEM NO. 2: OPTION TO EXTEND TERM

         So long as Tenant is not in default under any of the conditions of this Lease, it shall have the option to extend this Lease for one (1) additional term of three (3) years under the terms and conditions set forth hereunder, except that the base rental due hereunder shall be at a fair market rate, but in no event shall be increased by more than 10% over the then current rate.

ADDENDUM ITEM NO. 3: RIGHT OF FIRST REFUSAL - EXPANSION

         So long as Tenant is not in default under any of the terms of this Lease, it shall have a right of first refusal during the term to lease any vacant/available space contiguous to Tenant's Leased Premises under the following terms and conditions.

A. Upon Landlord's obtaining any bona fide and acceptable offer to lease such available space, Landlord shall submit to Tenant notice of such offer.

B. Tenant shall have the right to lease such space upon the same terms and conditions as those contained in the offer by giving written notice to that effect within three business days of the delivery of the notice by Landlord. Tenant's notice shall be effective when accompanied by the consideration to be tendered by the other party offering to lease such space at the time of such commitment.

C. In the event that Tenant shall not exercise its right in the manner indicated above within said three business days, Landlord shall have the right to enter into a lease agreement on said space and the right of refusal on such space shall no longer be in effect.

ADDENDUM ITEM NO. 4: TENANT'S RIGHT TO TERMINATE

         Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right to terminate this Lease after the 20th month of the term hereof upon the prior notice, hereinafter specified, if Landlord cannot provide adequate expansion space within the Park equivalent to no less than a 50% increase in the size of the Leased Premises under the following terms and conditions:

         a)      The Tenant is not in default under this Lease,

         b) The Tenant provides Landlord written notice of its need for expanded premises (such notice to contain the specific details for such expansion),

         c) The aforementioned notice to be no less than six months prior to the date the Tenant desires to expand the premises,

         d) Tenant pays the unamortized costs of tenant improvements and fees associated with the primary Lease,

         e) The Landlord shall have six months to provide such expansion space,

         f) The remaining term of the Lease for the expanded premises (collectively the Leased Premises) shall be no less than 3 years from the date the expansion space is ready for occupancy.

ADDENDUM ITEM NO. 5: MORTGAGEE PROTECTION

         Tenant agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the term provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary, if within such thirty (30) days any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default, (including, but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

ADDENDUM ITEM NO. 6: EXCULPATORY LANGUAGE

         If Landlord fails to perform its obligations in accordance with any of the provisions of this Lease, Landlord agrees that it shall, to the extent and under the conditions provided for in this Lease, be liable to Tenant on account of any damages caused thereby, but Tenant agrees that any money judgment resulting from such failure shall be satisfied only out of Landlord's interest in the building of which the Premises are a part, and no other real, personal, or other property of Landlord or of the partners comprising Landlord, or of the officers, shareholders, directors, partners, or principals of such partners comprising Landlord, shall be subject to levy, attachment, or execution, or otherwise sued to satisfy any such judgment.

ADDENDUM ITEM NO. 7: CONFLICT BETWEEN LEASE AND ADDENDUM

         In the event of a conflict between the Lease and this Addendum, this Addendum shall control.

"Landlord"                                        "Tenant"
THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
By: Lincoln National Investment Management        CORAL SYSTEMS, INC.
    Company. Attorney-in-Fact


By:     JOSEPH T. PUSATERI                        By:     ERIC ALAN JOHNSON
    -------------------------------------             --------------------------
Its: VICE PRESIDENT                                   Eric Alan Johnson
                                                      Its President

                                   EXHIBIT A

                                   SITE PLAN

                                   EXHIBIT B

                                Plan of Premises

                                   EXHIBIT C

                             RULES AND REGULATIONS

         1. Sidewalks, halls and Common Areas shall not be obstructed, utilized for storage or used for any purpose other than ingress to and egress from the respective Premises.

         2. Plumbing, utility fixtures and outlets shall be used only for their designated purposes and shall not be abused or overloaded. Damage to any such fixtures resulting from misuse by Tenant or any employee or invitee of Tenant shall be repaired at the expense of Tenant.

         3. Landlord shall provide trash disposal receptacles and Tenant shall utilize them for their intended purpose, taking care to assure that no trash, debris or litter are allowed to accumulate in the Common Areas or outside of the trash receptacles. No refuse or debris shall be thrown into the corridors, halls, Common Areas or adjacent sidewalks.

         4. Tenant shall be responsible for all contractors, technicians and repair persons rendering any installation or repair service to Tenant and such contractors, technicians and repair persons shall be required to take reasonable precautions not to obstruct Building Common Areas, corridors, passageways or adjacent sidewalks. To the extent possible, installation and repair work shall be scheduled to avoid the hours of maximum occupation and use of the Building and to minimize inconvenience to or obstruction of other occupants.

         5. Movement in or out of the Building of bulky equipment or material which requires the use of corridors or equipment or material which requires significant obstruction thereof shall be restricted to hours established by Landlord. Tenant shall assume all risk of damage and pay the cost of preparing or providing compensation for damage to the Building as a result of such installation activity.

         6. Tenant shall cooperate with Landlord in maintaining the Leased Premises and Common Areas adjacent thereto. Any cleaning, maintenance and janitorial personnel employed by Tenant, other than Tenant's own employees, shall be subject to Landlord's prior written approval.

         7. No birds, fish or animals of any kind shall be brought into, kept in or about the Leased Premises.

         8. Tenant shall not use or keep in the Leased Premises any kerosene, gasoline, inflammable or combustible fluid or material, other than such limited quantities as may be necessary for maintenance of equipment.

         9. Tenant shall comply with such reasonable security requirements as Landlord may impose with respect to the Building.

         10. Landlord will furnish Tenant with a reasonable number of keys for entrance doors into the Leased Premises upon acceptance of possession by Tenant and may charge tenant for additional keys provided thereafter. All such keys shall remain the property of Landlord. No additional locks shall be installed in the Leased Premises without Landlord's prior written consent and Tenant shall not make duplicate keys, except those provided by Landlord. Upon termination of the Lease, Tenant shall surrender to Landlord all keys to the Leased Premises.

         11. Landlord reserves the right to change the name of the Project.

         12. Canvassing, peddling, soliciting and distribution of handbills in the Building are prohibited, and Tenant shall cooperate with Landlord in such lawful means as may be necessary to eliminate such activities.

         13. The foregoing Rules and Regulations may be changed by Landlord upon reasonable notice, and Tenant shall comply with such future Rules and Regulations as may be required for the safety, protection and maintenance of the Building, the operation and preservation of good order thereof and the protection and comfort of the tenants and their employees and visitors, so long as the same are reasonable and do not interfere with enjoyment by Tenant of its rights pursuant to this Lease.

                          FIRST AMENDMENT TO THE LEASE


         This First Amendment is made this 22nd day of November, 1993, and is an Amendment to that certain Lease dated May 19, 1992, by and between The Lincoln National Life Insurance Company, Inc. ("Landlord") and Coral Systems, Inc. ("Tenant"), ("The Lease").

         The Lease is hereby amended to include additional space on the terms and for the rental provided herein. Tenant leases from Landlord and Landlord leases to Tenant that certain additional 7,200 square feet, comprised of units B, C and D, hereinafter referred to as "Expansion Space #1," within Building 2 at 1500 Kansas Avenue, Longmont, Colorado, as shown on Exhibit A-1, attached hereto and made a part of this Lease under the following terms and conditions:

AMENDMENT ITEM NO. 1:  DEFINITIONS

         The definition and meaning of the terms of this Amendment shall be the same as set forth in the Lease.

AMENDMENT ITEM NO. 2:  LEASED PREMISES

         Commencing on the Expansion Commencement Date and continuing for sixty months thereafter, the Leased Premises, as provided in paragraph 2 of the lease, shall be expanded by the 7,200 square feet identified in Exhibit A-1, adjusting the total Premises to 12,000 square feet.

AMENDMENT  ITEM NO. 3:  BASE RENT

         Commencing on the Expansion Commencement Date, the Base Rent, paid by Tenant to Landlord, as provided in paragraph 8(a) of the Lease, shall be payable in equal monthly installments, as set forth in the Schedule set forth below:

                 Year 1                  $6.00 per square foot per year
                 Year 2                  $6.00 per square foot per year
                 Year 3                  $6.50 per square foot per year
                 Year 4                  $6.75 per square foot per year
                 Year 5                  $7.00 per square foot per year

Prior to the Expansion Commencement Date, Base Rent shall be paid as provided under the original Lease.



AMENDMENT ITEM NO. 4:  TERM AND EXPANSION COMMENCEMENT DATE

         The Primary Lease Term, as provided in paragraph 6 of the Lease, shall hereby be extended sixth months after the Expansion Commencement Date. All other terms and conditions shall remain the same.

         The Expansion Commencement Date shall be the date Landlord obtains a Certificate of Occupancy allowing Tenant to occupy Expansion Space #1. Upon receipt of such Certificate, the Landlord and Tenant shall execute a letter agreement providing for the Expansion Commencement Date, the precise date of Base Rent increase and the Lease termination date.

AMENDMENT ITEM NO. 5:  TENANT FINISH FOR EXPANSION SPACE #1

         Landlord shall construct Tenant Finish pursuant to the Plans and Specifications attached hereto as Exhibit A-2. In no event shall the Landlord's cost for Tenant Finish, Architectural Plans and Construction Administration ("Tenant Finish") exceed $36,000.00 ("Tenant Improvement Allowance"). All Tenant Finish costs in excess Tenant Improvement Allowance, shall be paid by Tenant one-half prior to commencement of construction and one-half upon substantial completion of the Tenant Improvements, or on the Expansion Commencement Date, whichever comes first.

AMENDMENT ITEM NO. 6:  RIGHT OF FIRST REFUSAL - EXPANSION.

         So long as Tenant is not in default under any of the terms of this Lease, it shall have a right of first refusal during the term to lease any vacant/available space contiguous to Tenant's Leased Premises under the following terms and conditions:

A. Upon Landlord's obtaining any bona fide and acceptable offer to lease such available space, Landlord shall submit to Tenant notice of such offer.

B. Tenant shall have the right to lease such space upon the same terms and conditions as those contained in the offer by giving written notice to that effect within three business days of the delivery of the notice by Landlord. Tenant's notice shall be effective when accompanied by the consideration to be tendered by the other party offering to lease such space at the time of such commitment.

C. In the event that Tenant shall not exercise its right in the manner indicated above within said three business days, Landlord shall have the right to enter into a lease agreement on said space and the right of refusal on such space shall no longer be in effect.


AMENDMENT ITEM NO. 7:  OPTION TO RENEW LEASE

         Upon providing four months prior written notice to Landlord, Tenant may renew this Lease for two consecutive terms of two years each at the then current market rate. Upon receipt of a written notice, Landlord will provide a written proposal within thirty days as to the renewal terms and conditions. Tenant will then have thirty days to respond. If the Landlord and Tenant are unable to agree within the said time, a mutually agreeable third party will be selected to determine the market rate. The parties shall share the costs and expenses associated with such third party.

AMENDMENT NO. 8:  TERMINATION OF LEASE BY TENANT BASED ON EXPANSION
REQUIREMENTS

         Provided that Tenant shall not have defaulted in its obligations under the Lease, and in the event that the Landlord is unable to provide a maximum of an additional contiguous space in either the building immediately across from or adjacent to the Leased Premises in an amount equal to 100% of the subject expansion space (representing an approximate 7,200 sq. ft.) on or after the thirty-sixth month anniversary, then the Tenant may terminate the Lease on or after the thirty-sixth month anniversary, under the following terms and conditions:

         1. Tenant must provide nine months prior written notice to Landlord of its request for additional space. Then Landlord shall have six months, after receiving such notice, to provide the Tenant with a proposal to lease the additional space at the then current market rate. In the event that Landlord is unable to provide the requested additional space with the said six-month period, then Tenant may terminate the Lease.

         2. Accompanied with such notice, Tenant shall be required to pay, as a termination fee to Landlord, all unamortized lease expenses (Tenant Improvements, Lease Commissions, Legal Fees, etc.) associated with this transaction and any renewal or expansion hereof.

         3. An itemized lease expense amortization schedule of such Termination Fee will be provided to Tenant at Expansion Commencement Date. All Lease expenses shall be amortized equally over the term of the Lease.

         4. Notwithstanding the above, it is expressly agreed to that if the Tenant provides a written request for 2,400 square feet, then the Landlord will provide the said 2,400 square feet, at the then current market rate, located in Suite 2A adjacent to the Leased Premises.

AMENDMENT ITEM NO. 9:  TERMINATION OF LEASE BY TENANT

         It is additionally provided that, if the Tenant is not in default under the Lease, the Tenant shall have the right to terminate the Lease on the thirty-sixth month anniversary of the Commencement Date until the thirty-ninth month anniversary under the following terms and conditions:

         1. Tenant must provide four months prior written notice to Landlord of its intent to terminate the Lease.

         2. Accompanied with such notice Tenant shall be required to pay, as a termination fee to Landlord, all unamortized lease expenses (Tenant Improvements, Lease Commissions, Legal Fees, etc.) associated with this transaction and any renewal or expansion hereof.

         3. An itemized lease expense amortization schedule of such Termination Fee will be provided to Tenant at Expansion Commencement Date. All Lease expenses shall be amortized equally over the term of the Lease.

AMENDMENT ITEM NO. 10:  SECURITY DEPOSIT

         The security deposit shall be increased from $2,400 to $6,500.00.

AMENDMENT ITEM N0. 11:  CONFLICT BETWEEN LEASE AND AMENDMENT

         In the event of a conflict between the Lease and this Amendment, this Amendment shall control.

         IN WITNESS WHEREOF, the undersigned have executed this document as of the date above written.


LANDLORD:                                     TENANT:
THE LINCOLN NATIONAL LIFE                     CORAL SYSTEMS, INC.
INSURANCE COMPANY, INC.  BY:
LINCOLN NATIONAL INVESTMENT MANAGEMENT
COMPANY, ITS:  ATTORNEY IN FACT


BY: /s/ JOSEPH T. PUSATERI                    BY:/s/ ERIC JOHNSON
    ----------------------------------        --------------------------------
    JOSEPH T. PUSATERI                        ERIC JOHNSON

ITS: VICE-PRESIDENT AND DIRECTOR OF REAL      ITS: PRESIDENT
       ESTATE ASSET MANAGEMENT

                                 EXHIBIT A - 1
                                   SITE PLAN

                                  EXHIBIT A-2


This First Lease Amendment is contingent upon the parties reaching agreement on the Exhibit A-2.

                           SECOND AMENDMENT TO LEASE

     THIS SECOND AMENDMENT TO OFFICE LEASE ("Amendment") is made this 20th day of September, 1995, by and between 1500 Kansas Limited Partnership, a Colorado limited partnership, as Landlord, whose principal address is 1512 Larimer Street, Suite 325, Denver, Colorado, 80202, and Coral Systems, Inc. ("Coral"), a Delaware corporation, as Tenant, whose principal address is 1500 Kansas Avenue, Suite 2E, Longmont, Colorado, 80501.

     WHEREAS, Coral and Lincoln National Life Insurance Company entered into a Lease Agreement dated May 19, 1992, (the "Lease" to which reference should be made for all terms not otherwise herein defined) pertaining to the premises commonly known as 1500 Kansas Avenue, Suites 2E and 2F, Longmont, Colorado, 80501 containing approximately 4,800 square feet; and,

     WHEREAS, Coral and Lincoln National Life Insurance Company subsequently entered into a First Amendment to the Lease dated November 22, 1993 which provided for an expansion of space into Suites 2B, 2C and 2D containing approximately 7,200 square feet (the "First Amendment"). The total premises before this Second Amendment to Lease contains approximately 12,000 square feet. Both the Lease and the First Amendment to Lease were subsequently assigned to Landlord; and,

     WHEREAS, Landlord desires to lease to Tenant Suite 2A which is the space immediately adjacent to the Prernises and which contains approximately 2,400 square feet.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree to amend the Lease and otherwise agree as follows:

     1. EXPANSION. Tenant desires to expand its current Premises to include Suite 2A (hereinafter referred to as the "Expansion Premises"). The Expansion Premises contains approximately 2,400 rentable square feet as crosshatched on Exhibit A attached hereto.

     2. EXPANSION COMMENCEMENT DATE. The Lease Term for this Second Amendment to Lease shall commence on the "Second Expansion Cornmencement Date" and shall expire co-terminusly with the Lease on February 7, 1999. The Second Expansion Commencement Date shall commence upon the receipt by Tenant of a Certificate of Occupancy (the "Certificate") for the Expansion Premises incorporating the Improvements (defined below). Upon receipt of such Certificate, Landlord and Tenant shall execute a letter agreement providing for the Second Expansion Commencement Date. Effective with the Second Expansion Commencement Date, Tenant's Premises shall be amended to include the Expansion Premises for a total of 14,400 square feet leased.

     3. BASIC RENT. The rent for the Expansion Premises shall be under the same terms and conditions as provided for in the Lease and shall commence on the Second Expansion Commencement Date. The terms shall be $6.00 per square foot ("s.f.") for the period commencing on the Expansion

Commencement Date through January 31, 1996; $6.50 per s.f. commencing February 1, 1996 through January 31, 1997; $6.75 per s.f. for the period commencing February 1, 1997 through January 31, 1998; and $7.00 per s.f. for the period commencing February 1, 1998 through February 7, 1999. All rent paid under the Lease shall be gross rent, net of utilities as otherwise provided for in the Lease, with the exception of Additional Rent, as outlined below in Paragraph 6.

     4. TENANT IMPROVEMENTS. Landlord shall construct the Improvements for the Expansion Premises which shall be designated by Tenant and in accordance with the plans and specifications to be prepared by JSM Architects (the "Improvements") and to be later incorporated in to this Second Amendment to Lease as Exhibit B, subject, however, to changes thereto by Tenant which are approved by Landlord. The construction of the Improvements shall occur in accordance with the terms of the contractor's bid approved by tenant and shall commence upon (I) the execution of this Second Amendment, (ii) the finalization of the Improvement plans and the selection of a contractor by tenant, and (iii) upon the current Tenant of Suite 2A, Caldwell Systems, vacating the Expansion Premises and shall be completed in a timely manner by Landlord subject, however, to delays beyond Landlord's reasonable control. Landlord shall charge Tenant a construction management fee not to exceed six percent (6%) of the total cost of Improvements for management of the construction of the Improvements.

     5. TENANT IMPROVEMENT ALLOWANCE. Landlord shall provide a Tenant Improvement Allowance of $12,000 (the "Allowance"). Tenant shall utilize the Allowance for Improvements to the Expansion Premises. In the event the cost of Improvements exceeds $12,000, Tenant shall reimburse the amount of such overage within 30 days of Landlord's invoice to Tenant. The cost of Improvements includes industry standard contractor, architectural and engineering fees, permits and fees, and a 6% construction management fee due to The David Johnson Group as outlined in Paragraph 4 above.

     6. ADDITIONAL RENT. In addition to the Allowance, Landlord agrees to advance $10,000 to be credited to the cost of Improvements (the "$10,000 Advance"). The $10,000 Advance will be repaid to Landlord by Tenant by amortizing $10,000 for thirty-nine (39) months at a rate of ten percent (10%) per annum. Additional Rent for the Expansion Premises shall be equal to $301.39 per month and shall be under the same terms and conditions as provided for in the Lease and shall commence on the Second Expansion Commencement Date. In the event that Tenant exercises its right to terminate the Lease as provided for in Amendment Item No. 9 of the First Amendment, then, in addition to the termination fee outlined in Amendment Item No. 9, Tenant shall be required to pay to Landlord the unamortized portion of the $10,000 Advance per the attached Amortization Schedule.

     7. SECURITY DEPOSIT. Upon receipt of the Certificate, Tenant shall provide to Landlord $1,300 as an additional Security Deposit for the Premises.

     8. FIRST AMENDMENT PROVISIONS. Landlord and Tenant acknowledge that the Expansion Premises shall not be included in or credited against Landlord's obligation under Amendment Item No. 8 to the First Amendment which obligation shall remain at 7,200 square feet.

     9. MISCELLANEOUS. This Second Amendment to Lease shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns. As herein modified, the

Lease shall remain in full force and effect according to the terms and conditions thereof. In the event of a conflict between the Lease and/or the First Amendment and this Second Amendment, this Second Amendment shall control.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment to Lease as of the day and year first above written.



TENANT:                                    LANDLORD:

Coral Systems, Inc.                        1500 Kansas Limited Partnership,
a Delaware corporation                     a Colorado limited partnership


By: /s/ ERIC A. JOHNSON                      By:  1500 Kansas Investments, Ltd.,
   ----------------------------                   a Colorado limited partnership
                                             its general partner
Name:  Eric A. Johnson
       ------------------------              By:  1500 Kansas Holdings, Inc.,
Title:  President & CEO                           a Colorado corporation
        -----------------------                   its general partner

                                                  By: /s/ BRUCE H. ETKIN
                                                     --------------------------
                                                          Bruce H. Etkin,
                                                          its President

                                   EXHIBIT A

                            BUILDING CENTER LAYOUT

AMORTIZATION SCHEDULE - CORAL SYSTEMS (HVAC)

AMT                     $10,000.00
INT RATE                     10.00%
LIFE (MONTHS)                   39      (Assumes 11/1/95 - 1/31/99)
PYMT/MONTH                 $301.39

MONTH        BEG          END              TOT PD     INTEREST      PRINC
    1     $10,000.00   9,781.95            301.39       83.33       218.05
    2       9,781.95   9,562.07            301.39       81.52       219.87
    3       9,562.07   9,340.37            301.39       79.68       221.70
    4       9,340.37   9,116.82            301.39       77.84       223.55
    5       9,116.82   8,891.41            301.39       75.97       225.41
    6       8,891.41   8,664.11            301.39       74.10       227.29
    7       8,664.11   8,434.93            301.39       72.20       229.19
    8       8,434.93   8,203.83            301.39       70.29       231.10
    9       8,203.83   7,970.81            301.39       68.37       233.02
   10       7,970.81   7,735.84            301.39       66.42       234.96
   11       7,735.84   7,498.92            301.39       64.47       236.92
   12       7,498.92   7,260.03            301.39       62.49       238.90
   13       7,260.03   7,019.14            301.39       60.50       240.89
   14       7,019.14   6,776.24            301.39       58.49       242.89
   15       6,776.24   6,531.32            301.39       56.47       244.92
   16       6,531.32   6,284.36            301.39       54.43       246.96
   17       6,284.36   6,035.35            301.39       52.37       249.02
   18       6,035.35   5,784.25            301.39       50.29       251.09
   19       5,784.25   5,531.07            301.39       48.20       253.19
   20       5,531.07   5,275.77            301.39       46.09       255.30
   21       5,275.77   5,018.35            301.39       43.96       257.42
   22       5,018.35   4,758.78            301.39       41.82       259.57
   23       4,758.78   4,497.05            301.39       39.66       261.73
   24       4,497.05   4,233.14            301.39       37.48       263.91
   25       4,233.14   3,967.03            301.39       35.28       266.11
   26       3,967.03   3,698.70            301.39       33.06       268.33
   27       3,698.70   3,428.13            301.39       30.82       270.57
   28       3,428.13   3,155.31            301.39       28.57       272.82
   29       3,155.31   2,880.22            301.39       26.29       275.09
   30       2,880.22   2,602.84            301.39       24.00       277.39
   31       2,602.84   2,323.14            301.39       21.69       279.70
   32       2,323.14   2,041.11            301.39       19.36       282.03
   33       2,041.11   1,756.73            301.39       17.01       284.38
   34       1,756.73   1,469.98            301.39       14.64       286.75
   35       1,469.98   1,180.85            301.39       12.25       289.14
   36       1,180.85     889.30            301.39        9.84       291.55
   37         889.30     595.32            301.39        7.41       293.98
   38         595.32     298.90            301.39        4.96       296.43
   39         298.90       0.00            301.39        2.49       298.90